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EXHIBIT 21

                       INTEL CORPORATION

                          SUBSIDIARIES
                        (All 100% Owned)

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        Subsidiaries                      Jurisdiction
     of the Registrant                  of Incorporation
-------------------------------         ----------------

Components Intel
  de Costa Rica, S.A.                     Costa Rica

Intel Commodities Limited                 Cayman

Intel Corporation (UK) Limited            United Kingdom

Intel Electronics Limited                 Israel

Intel Europe, Inc                         California, USA

Intel International BV                    Netherlands

Intel Ireland Limited                     Cayman

Intel Kabushiki Kaisha                    Japan

Intel Massachusetts, Inc.                 Delaware, USA

Intel Products (M) Sdn. Bhd.              Malaysia

Intel Puerto Rico, Inc                    California, USA

Intel Semiconductor Limited               Delaware, USA

Intel Technology Phils, Inc.              Philippines

Intel Technology Sdn. Berhad              Malaysia

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